Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG and GenOn to Merge; Creating Largest Competitive

Power Generation Company in the United States

—Enough Capacity to Power 40 Million American Homes—

Strategic Highlights:

•                  47,000 MW (net) of combined capacity, with scale across merit order in three core regions

•                  $300 million of annual free cash flow (FCF) benefits projected in first full year of operations (2014), including $200 million in annual EBITDA enhancements resulting from cost and operational efficiency synergies

•                  Transaction substantially accretive to EBITDA and FCF in 2014

Financial Updates:

•                  NRG pre-announces preliminary financial results (standalone) of approximately $530 million in adjusted EBITDA for the second quarter 2012 and $830 million in adjusted EBITDA for the first half 2012

•                  NRG reaffirms full-year (standalone) guidance range for 2012 of $1,825-$2,000 million adjusted EBITDA and $800-$1,000 million FCF before growth investment

•                  GenOn raises full-year (standalone) guidance for 2012 adjusted EBITDA from $446 to $467 million

PRINCETON, NJ and HOUSTON, TX; July 22, 2012 — NRG Energy, Inc. (NYSE: NRG) and GenOn Energy, Inc. (NYSE: GEN) today announced they have signed a definitive agreement to combine the two companies in a stock-for-stock tax-free transaction, creating the largest competitive generator in the United States with a diverse fleet of approximately 47,000 megawatts (MW) with asset concentrations in the East, Gulf Coast and West and a combined enterprise value of $18 billion.

“This combination ushers in a new era of scale, scope, and market and fuel diversification in the competitive power industry,” said NRG President and CEO David Crane, who will continue his present positions with the combined company. “The greater depth and breadth gained through the combination with GenOn will put NRG in a uniquely strong position to fulfill the needs of American energy consumers in the 21st century.”

The transaction will enhance annual combined company EBITDA by $200 million by 2014 by realizing cost and operational efficiency synergies. In addition, the transaction will enable the combined company to reduce its interest and liquidity costs, and realize other balance sheet efficiencies, in aggregate, of $100 million per year. As a result, total recurring FCF benefits generated by this transaction will be approximately $300 million per year.

“This combination will deliver immediate value to the shareholders of both companies who will benefit from the combined company’s merger synergies, balance sheet efficiencies, increased scale and additional geographic diversity,” said GenOn Chairman and CEO, Edward R. Muller, who will join the NRG Board of Directors as Vice Chairman. “NRG and GenOn are a great fit geographically and operationally and we look forward to working together to capture efficiencies from the scale associated with the transaction to deliver enhanced value to our investors.”

Strategic & Financial Benefits

•                  Diversification and scale

The combined company, which will retain the name NRG Energy, will become the largest competitive power generation company in America with approximately 47,000 MW of fossil fuel, nuclear, solar and wind capacity across the merit order, situated almost entirely in the three premier competitive energy markets in the U.S. The combined fleet generates more than 104 terawatt-hours (TWh) of electricity annually.

•                  Expected Synergies

Transaction benefits will result in at least $200 million per year in incremental EBITDA and, combined with $100 million of balance sheet efficiencies, will result in at least $300 million of additional FCF by 2014, the first full year of combined operations. The $200 million per year breaks down into $175 million per year in cost synergies, principally resulting from reduced G&A expenses, and $25 million per year of operational efficiency synergies under NRG’s FORNRG program. In addition, as a result of interest savings and reduced liquidity and collateral requirements, the combined company will realize an additional $100 million in reduced interest expense and collateral benefits. The transaction costs and total cash “cost to achieve” the synergies and other cash flow benefits will primarily be incurred during 2013 and are estimated at approximately $200 million.

•                  Immediately and substantially accretive

The transaction will be immediately accretive on an EBITDA basis and substantially accretive in 2014, the first full year of operation, to both EBITDA and FCF before growth investments.

•                  Enables expanded wholesale-retail model

An expanded core generation fleet will enable the combined company to duplicate in multiple core markets (principally in the East) NRG’s successful integrated wholesale-retail business model in ERCOT—the best business model across the price cycle, in an industry that is subject to commodity price volatility.

•                  Dividend

This transaction will reinforce the ability to pay the 9 cents per share quarterly dividend (36 cents per share on an annual basis) previously announced by NRG for the benefit of both companies’ shareholders.

•                  Balance sheet and credit metric enhancing

Balance sheets efficiencies will permit the combined company to reduce indebtedness by at least $1 billion and enhancements to corporate EBITDA and funds from operations (FFO) significantly improve key credit metrics, including:

	2014 NRG Standalone(1)		2014 NRG Pro Forma (1)
Corporate Debt/Corporate EBITDA	4.6	x	4.1	x
Corporate FFO/Corporate Debt	13.9%		16.4%

(1)          NRG metrics are based on midpoint of guidance and pro forma metrics reflects impact of transaction benefits.

•                  Cleaner energy

The combined company will continue the work of NRG and GenOn in reducing emissions from their existing conventional fleets. NRG and GenOn combined have invested over $3 billion since 2000 to reduce emissions. This investment has helped NRG reduce SO2 emissions by 56% and NOx emissions by 64% below 2000 levels and GenOn reduce SO2 emissions by 90% and NOx emissions by 78% below 1990 levels.

In addition, the combined company will continue to grow NRG’s industry-leading portfolio of solar generating facilities, its eVgo electric vehicle charging network and its other clean energy products and services. In addition, all previously announced plant retirements and deactivations will be completed on schedule.

Financial Terms

GenOn shareholders will receive 0.1216 of a share of NRG common stock in exchange for each GenOn share of common stock. Based on NRG’s and GenOn’s closing share prices on July 20, the transaction represents a 20.6% premium to GenOn’s shareholders.

Following completion of the transaction, NRG shareholders will own 71% of the combined company and GenOn shareholders will own 29%.

Financial Summary

NRG is also announcing preliminary forward pro forma financial guidance for the combined company for 2013 and 2014. This includes:

	2013	2014
Adjusted EBITDA	$2,535-$2,735 million	$2,630-$2,830 million
Free Cash Flow *before investments	$825-$1,025 million	$845-$1,045 million

The above pro forma financial guidance includes updated guidance for GenOn as follows:

•                  2013 adjusted EBITDA guidance raised from $669 million to $687 million

•                  2014 adjusted EBITDA guidance provided of $730 million

Additionally, GenOn announced today that it is raising its full year guidance for 2012 adjusted EBITDA from $446 to $467 million.

Board Structure, Management and Headquarters

After closing, the Board of Directors will have 16 members with 12 members from the NRG Board and four joining from the GenOn Board. Howard Cosgrove will remain Chairman of the NRG Board and GenOn Chairman and CEO Edward R. Muller will join the NRG Board as Vice Chairman.

In addition to David Crane continuing to serve as Director, President and CEO, Kirk Andrews will remain as Chief Financial Officer and Mauricio Gutierrez will serve as Chief Operating Officer of the combined company. Anne Cleary of GenOn will become the Chief Integration Officer of NRG at closing.

John Ragan and Lee Davis, both currently of NRG, will act as Regional Presidents of the Gulf Coast and East regions, respectively, and John Chillemi of GenOn will become Regional President of the West region, at which time Tom Doyle will focus his efforts as President of NRG Solar.

The combined company will be dual headquartered, with financial and commercial headquarters in Princeton and operational headquarters in Houston.

Update to NRG Results

NRG is also pre-announcing preliminary results for its second quarter 2012. For NRG alone, adjusted EBITDA will be approximately $530 million for the second quarter of 2012 and approximately $830 million in the first half of 2012. NRG also is reaffirming 2012 guidance of $1,825-$2,000 million of adjusted EBITDA and $800-$1,000 million of FCF before growth investment.

Approvals and Time to Close

NRG and GenOn expect to close the merger by the first quarter of 2013. The transaction is subject to customary closing conditions and regulatory approvals, including approval by shareholders of both companies, the Federal Energy Regulatory Commission (FERC), the New York Public Service Commission and the Public Utility Commission of Texas. The companies will also submit notice of the merger to the California Public Utilities Commission and the U.S. Nuclear Regulatory Commission as well as pre-merger notification to the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act. Due to the complementary nature of the two generation portfolios, the merger is not expected to result in any market power issues.

NRG’s financial advisors were Credit Suisse and Morgan Stanley and J.P. Morgan acted as GenOn’s financial advisor.

Financial Community Presentation

A live webcast regarding this announcement will be held at 9:00am Eastern on Monday, July 23 and be hosted by David Crane, NRG President and CEO and Edward R. Muller, GenOn Chairman and CEO. Investors, media and others may access this event by logging on to either NRG’s website at http://www.nrgenergy.com and clicking on “Investors” or GenOn’s website, www.genon.com and clicking on Investor Relations. The webcast will be archived on each site for those unable to listen in real time.

Press Conference

A telephonic press conference regarding this announcement will be held at 12:00pm ET/9am PT on Monday, July 23, and will be co-hosted by David Crane, NRG President and CEO, and Edward R. Muller, GenOn Chairman and CEO. Members of the media can access this call by dialing 866.314.5232. The passcode is: 86974439.

About NRG

NRG is at the forefront of changing how people think about and use energy. A Fortune 500 company, NRG is a pioneer in developing cleaner and smarter energy choices for our customers: whether as one of the largest solar power developers in the country, or by building the first privately funded electric vehicle charging infrastructure or by giving customers the latest smart energy solutions to better manage their energy use. Our diverse power generating facilities can support more than 20 million homes and our retail electricity providers — Reliant, Green Mountain Energy Company and Energy Plus — serve more than two million customers. More information is available at www.nrgenergy.com.

About GenOn

GenOn is one of the largest competitive generators of wholesale electricity in the United States. With power generation facilities located in key regions of the country and a generation portfolio of approximately 22,700 megawatts, GenOn is helping meet the nation’s electricity needs. GenOn’s portfolio of power generation facilities includes baseload, intermediate and peaking units using coal, natural gas and oil to generate electricity. GenOn has experienced leadership, dedicated team members, financial strength and a solid commitment to safety, the environment, operational excellence and the communities in which it operates. GenOn routinely posts all important information on its web site at www.genon.com.

Forward Looking Statements

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “will,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed transaction between NRG and GenOn, each party’s and the combined company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, each party’s views of economic and market conditions, and the expected timing of the completion of the proposed transaction.

Forward-looking statements are not a guarantee of future performance and actual events or results may differ materially from any forward-looking statement as result of various risks and uncertainties, including, but not limited to, those relating to: the ability to satisfy the conditions to the proposed transaction between NRG and GenOn, the ability to successfully complete the proposed transaction (including any financing arrangements in connection therewith) in accordance with its terms and in accordance with expected schedule, the ability to obtain stockholder, antitrust, regulatory or other approvals for the proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, diversion of management attention on transaction-related issues, impact of the transaction on relationships with customers, suppliers and employees, the ability to finance the combined business post-closing and the terms on which such financing may be available, the financial performance of the combined company following completion of the proposed transaction, the ability to successfully integrate the businesses of NRG and GenOn, the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness.

Additional information concerning other risk factors is contained in NRG’s and GenOn’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond NRG’s or GenOn’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and neither NRG nor GenOn undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning NRG, GenOn, the proposed transaction, the combined company or other matters and attributable to NRG or GenOn or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NRG and GenOn will be submitted to the respective stockholders of NRG and GenOn for their consideration. NRG will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of NRG and GenOn that also constitutes a prospectus of NRG. NRG and GenOn will mail the joint proxy statement/prospectus to their respective stockholders. NRG and GenOn also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which NRG or GenOn may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GENON AND NRG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about NRG and GenOn, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. NRG and GenOn make available free of charge at www.nrgenergy.com and www.genon.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants in The Merger Solicitation

NRG, GenOn, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GenOn and NRG in connection with the proposed transaction. Information about the directors and executive officers of NRG is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 12, 2012. Information about the directors and executive officers of GenOn is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 30, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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NRG

Media:	Investors:

Lori Neuman	Chad Plotkin
609.524.4525	609.524.4526

Dave Knox (TX)	Stefan Kimball
713.537.2130	609.524.4527

GenOn

Media:	Investors:

Laurie Fickman	Dennis Barber

832.357.7720	832.357.3042

Monica Schafer
832.357.7278